Exhibit 10.0(b)
CONSULTING AGREEMENT
     This Consulting Agreement (this “Agreement”), made as of the 1st day of February, 2008 (the “Effective Date”), is between KRATON Polymers LLC, a Delaware limited liability company having its principal offices at 700 Milam Street, 13th Floor, North Tower, Houston, TX 77002 (“Company”), and George B. Gregory, an individual resident of the State of Texas, residing at 238 N. Tranquil Path Drive, The Woodlands, TX 77380 (“Consultant”).
WITNESSETH:
     Whereas, Consultant was, until January 14, 2008, the Chief Executive Officer of the Company; and
     Whereas, Company desires to retain Consultant to advise and perform such reasonable services as the Company may from time to time request in connection with the transition to a successor Chief Executive Officer, on the terms, and subject to the conditions, set forth herein.
     Now, therefore, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. CONSULTANT WORK
     Consultant shall perform such services as the board of directors of the Company or the successor Chief Executive Officer of the Company shall request from time to time during the Term as defined below. The services described herein are collectively referred to as the “Work.”
2. TERM
     This Agreement is effective for a term commencing as of the date hereof and extending until June 30, 2008 (the “Term”).
3. PERFORMANCE OF WORK
     (a) Consultant will perform the Work in a diligent and workmanlike manner consistent with the best professional standards and practices. Consultant will also perform the Work in accordance with all applicable and existing laws, regulations and ordinances, and Company standards and specifications as are made known to Consultant by Company.
     (c) In performing the Work, Consultant will be available at such times, and at such locations, as are agreed upon between Company and Consultant.
4. PAYMENT FOR WORK: EXPENSES
     (a) Company will pay Consultant, for performance of the Work, the sum of $93,750 (the “Fee”), payable as follows: $20,833.33 on each of February 15, March 17, and April 15, and $10,416.67 on each of May 15, June 16 and June 30. All reasonable travel expenses, other than local travel expenses, related to the consultation and any other expenses reasonably incurred by the Consultant in the course of said consultation shall be reimbursed by

Company provided that any such expenses are incurred with the prior knowledge and approval of Company. Such reimbursement for expenses shall be paid upon submission of appropriate invoices/receipts to Company. No payroll or employment taxes of any kind (including, but not limited to, FICA, FUTA, federal or state personal income taxes, state disability insurance taxes, and state unemployment taxes) shall be withheld or paid with respect to any payments to Consultant. Company and Consultant agree that Consultant is fully and solely responsible for filing appropriate tax returns, social security contributions and any other relevant payments to government authorities. Consultant acknowledges and agrees that the Fee set forth herein is the only compensation for services performed in connection with the Work, and that he is not entitled to any commissions or compensation other than the Fee, except as provided in Section 4(b) below.
     (b) In the event that the Company enters into a definitive agreement (subject to customary closing conditions) on or before April 30, 2008 to engage in Project Triumph on terms and conditions substantially similar to the terms and conditions negotiated in December 2007, as determined by the Company in good faith, and the closing of such transaction occurs on or before December 31, 2008, Consultant shall receive, within 30 days following the consummation of such transaction, and subject to execution of the Release, as such term is defined in the separation agreement by and between the Consultant and the Company and dated January 24, 2008 (the “Separation Agreement”), and such Release becoming effective, following the end of the Term, a lump sum bonus equal to $1,750,000.
     (c) The payments of this Section 4 above are full and complete compensation for the Work provided by Consultant under this Agreement.
5. INDEPENDENT CONTRACTOR
     Consultant’s relationship with Company will be that of an independent contractor. Nothing in this Agreement is to be construed as designating Consultant as an employee, agent, joint venturer, or partner of Company. Consultant shall not have the authority to bind or contract on behalf of Company in the performance of the Work.
6. HOLD HARMLESS
     Consultant acknowledges that he shall be solely responsible for personal injury and/or property damage incurred by him while performing the Work, except to the extent such injury and/or property damage is the result of negligence on the part of the Company or its employees. Consultant will hold Company harmless from and against any personal injury or property damages that occurs while traveling on behalf of Company or while present at any facilities owned by Company, except to the extent such injury and/or property damage is the result of negligence on the part of the Company or its employees.
7. ASSIGNMENT.
     Neither this Agreement (including all rights, duties and obligations hereunder) nor any claim against Company or Consultant arising directly or indirectly out of or in connection with this Agreement shall be assignable by Company or Consultant or by operation of law, without the prior written consent of the other party. However, notwithstanding the above, Company shall have the right to assign this Agreement to an affiliate of Company, or to a purchaser or other successor to a significant portion of Company’s assets involved in the subject matter hereof, without the consent of Consultant.
8. MISCELLANEOUS
     (a) Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

     (b) This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all the parties hereto. This Agreement and the Separation Agreement together contain the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.
     (c) This Agreement is solely for the benefit of the parties hereto and their respective affiliates, if any, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
     (d) The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof
     (e) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof
     (f) More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.
     (g) All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on delivery if given in person, (y) on the date of transmission if sent by telex, facsimile or other means of wire transmission, or (z) four business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.
Notices shall be addressed as follows: If to Consultant,
to:
George Gregory
238 N. Tranquil Path Drive The Woodlands,
TX 77380

If to Company, to:
KRATON Polymers LLC
c/o Texas Pacific Group
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: General Counsel
provided, however, that if any party shall have designated a different address by notice to the other, then to the last address so designated.
     (h) The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement
     (i) Consultant acknowledges that Company has not made any verbal representations contrary to what is set forth in this Agreement and the Separation Agreement.

IN WITNESS WHEREOF, Company and Consultant have executed this Agreement in duplicate originals on the dates written below.

KRATON POLYMERS LLC
By:	/s/ Richard A. Ott
	Name:	Richard A. Ott
	Title:	VP - HR
	Date:	2/1/08

/s/ George B. Gregory
George B. Gregory